UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   September 7, 2012

Inventure Foods, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-14556	86-0786101
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5415 E. High St., Suite 350, Phoenix, AZ	85054
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (623) 932-6200

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01              Regulation FD Disclosure.

On September 7, 2012 (the “Adoption Date”), Mark S. Howells, a director of Inventure Foods, Inc., a Delaware corporation (“Inventure”), adopted a pre-arranged stock trading plan (the “Plan”) to sell 439,373 shares of Inventure’s common stock held by Zella Tribe Limited Partnership, a family limited partnership controlled by Mr. Howells (the “Shares”).  The Plan provides for the sale of (a) 325,000 Shares, by selling 5,078 Shares on each of the 63 trading days between the Adoption Date and December 6, 2012, with the remaining 5,086 Shares sold on December 7, 2012, and (b) 114,373 Shares, by selling 7,624 Shares on each of the 14 trading days beginning on December 10, 2012 and ending on December 30, 2012, with the remaining 7,637 Shares sold on December 31, 2012, at which time the Plan will terminate.  Mr. Howells has advised Inventure that he is implementing the Plan for liquidity reasons and estate and tax planning purposes.  Transactions under the Plan will be disclosed in Form 144 and Form 4 filings with the Securities and Exchange Commission. The Plan was adopted in accordance with the guidelines specified under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended, and Inventure’s policies regarding stock transactions.  Rule 10b5-1 permits individuals who are not in possession of material, non-public information at the time the plan is adopted to establish pre-arranged plans to buy or sell company stock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Inventure Foods, Inc.
(Registrant)

Date	September 7, 2012
/s/ Steve Weinberger
(Signature)

Steve Weinberger
Chief Financial Officer